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Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2003 relating to the financial statements and financial statement schedules of Cascade Corporation, which appears in Cascade Corporation's Annual Report on Form 10-K for the year ended January 31, 2003.

We also hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 4, 2003 relating to the financial statements and schedule of Cascade Corporation Savings and Investment Plan, which appears in Cascade Corporation Savings and Investment Plan's Annual Report on Form 11-K for the year ended December 31, 2002.

PricewaterhouseCoopers LLP
Portland, Oregon
January 9, 2004

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  Exhibit 23
CONSENT OF INDEPENDENT ACCOUNTANTS